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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


Date of Report:  June 12, 1997


                            CECO ENVIRONMENTAL CORP.
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             (Exact name of Registrant as specified in its charter)


         NEW YORK                               0-7099                   13-2566064
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(State or other jurisdiction of               (Commission              (I.R.S. Employer
incorporation or organization)                File Number)           Identification Number)


111 ELIZABETH STREET, SUITE 600
       TORONTO, ONTARIO                                                      MSG 1P7
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(Address of principal executive offices)                                   (Zip Code)
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Registrant's telephone number, including area code:  (416) 593-6543


ITEM 9.     SALES OF EQUITY SECURITIES PURSUANT TO REGULATIONS

            On June 12, 1997, Ceco Environmental Corp. (the "Registrant") agreed to issue 186,000 shares of common stock in exchange for 186,000 shares of common stock of Ceco Filters, Inc. ("Filters") to a single off-shore investor. The transaction was effected directly by the Registrant with the off-shore investor.
The Registrant has claimed an exemption from registration under Regulation S promulgated under the Securities Act of 1933 in connection with the issuance of the 186,000 shares of common stock. The Registrant meets the qualifications required for an exemption under Rule 903 of Regulation S. The issuance of the shares of common stock was made in conformance with the requirements of Regulation S as follows: a Stock Exchange Agreement was signed by the off-shore investor which agreement (i) includes a number of representations and warranties by the investor as to its status as a non-U.S. person, (ii) contains a restrictive legend stating that the shares of common stock cannot be resold except in accordance with Regulation S, and (iii) contains representations, warranties and covenants from the investor with respect to the investor's current and future compliance with the requirements of Regulation S.

            Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 CECO ENVIRONMENTAL CORP.



Dated:  June 13, 1997                            Phillip DeZwirek
                                                 -----------------------------
                                                 Phillip DeZwirek,
                                                 Chief Executive Officer and
                                                 Chief Financial Officer